Exhibit 15.1

[PRICEWATERHOUSE COOPERS LLP LETTERHEAD]

May 17, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 8, 2013 on our review of interim financial information of Varian Medical Systems, Inc. for the three and six-month periods ended March 29, 2013 and March 30, 2012 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 29, 2013 is incorporated by reference in its Registration Statement on Form S-8 dated May 17, 2013.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP